UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

January 18, 2021

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2021, the board of directors of the Company (the “Board”) elected Gail Moody-Byrd to the Board as a Class II director and appointed her to serve as a member of the Board’s Audit and Risk Management Committee, effective on January 18, 2021.

On January 18, 2021, the Board also elected Maria Fernanda Mejia to the Board as a Class III director and appointed her to serve as a member of the Board’s Audit and Risk Management Committee, effective on January 18, 2021.

In connection with the appointments of Ms. Moody-Byrd and Ms. Mejia, the size of the Board was increased from ten to twelve members.

Ms. Moody-Byrd and Ms. Mejia will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation policy described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

By:	/s/ Pamela B. Burke
Name:	Pamela B. Burke
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: January 19, 2021